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                                                                  EXHIBIT (g)(3)

                                   APPENDIX C

                 to the Custody Agreement dated January 1, 1993


                                   Fund Series

                                Money Market Fund
                              Short-Term Bond Fund
                                    Bond Fund
                                Indexed Bond Fund
                                Multi-Asset Fund
                                Value Equity Fund
                               Growth Equity Fund
                               Indexed Equity Fund
                                 EAFE Index Fund